CERTIFICATE

      The undersigned, Controller of SMITH BARNEY SERIES FUND (the "Fund"), hereby certifies that the Fund has received full payment, in accordance with the provisions of its Prospectus, for 11,439,716 shares of benefical
interest,   par  value $.001 per share, the sales  of  which
are reported in the Fund's Rule 24f-2 Notice covering the fiscal year ended December 31, 1995 and that the facts otherwise stated in such Notice are true.


                                   Thomas M. Reynolds
                                   Controller

Dated:        February 29, 1996